As filed with the Securities and Exchange Commission on June 16, 2004
                                                  Registration No. 333-
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                             CARRIZO OIL & GAS, INC.
             (Exact name of registrant as specified in its charter)

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           Texas                                         76-0415919
State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                        Identification No.)

14701 St. Mary's Lane, Suite 800                            77079
         Houston, Texas                                   (Zip Code)
     (Address of principal
       executive offices)

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                    INCENTIVE PLAN OF CARRIZO OIL & GAS, INC.
                            (Full title of the plan)

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                                 S.P. Johnson IV
                     President and Chief Executive Officer
                             Carrizo Oil & Gas, Inc.
                        14701 St. Mary's Lane, Suite 800
                              Houston, Texas 77079
                     (Name and address of agent for service)

                     Telephone number, including area code,
                              of agent for service:
                                 (281) 496-1352

                                    copy to:
                                 Gene J. Oshman
                               Baker Botts L.L.P.
                              3200 One Shell Plaza
                              910 Louisiana Street
                              Houston, Texas 77002

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
         Title of                Amount            Proposed Maximum             Proposed Maximum          Amount of
     Securities to be             to be           Offering Price Per         Aggregate Offering Price        Fee
        Registered             Registered              Share (1)
--------------------------- --------------- ------------------------------ --------------------------- ---------------
 Common Stock (par value       850,000                $9.18                    $7,803,000.00         $988.64
     $0.01 per share)
--------------------------- --------------- ------------------------------ --------------------------- ---------------

     (1) Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales price per share of Common Stock of the Company reported on the Nasdaq National Market on June 10, 2004.



                      REGISTRATION OF ADDITIONAL SECURITIES

         This Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to register an additional 850,000 shares of Common Stock issuable pursuant to the Incentive Plan of Carrizo Oil & Gas, Inc. (the "Plan"). The Board of Directors of the Company recommended for approval and, on May 22, 2002, the shareholders approved the First Amendment to the Plan which, among other things, increased the number of shares available for issuance under the Plan from 1,500,000 to 1,850,000. The Board of Directors of the Company recommended for approval and, on May 21, 2004, the shareholders approved the Fourth Amendment to the Plan which, among other things, increased the number of shares available for issuance under the Plan from 1,850,000 to 2,350,000. The contents of the Registration Statements on Forms S-8 (Nos. 333-35245 and 333-55838) relating to the Plan are incorporated by reference into this Registration Statement.

                                     PART II

ITEM 8.  EXHIBITS.

         The following documents are filed as a part of this Registration Statement or incorporated by reference herein:

Exhibit No.                Description
-----------                -----------
4.1*     --       Amended and Restated  Articles of  Incorporation of the Company  (incorporated  herein by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997).

4.2*     --       Amended and  Restated  Bylaws of the  Company,  as amended by Amendment  No. 1  (incorporated  herein by reference to Exhibit 3.2 to the  Company's  Registration  Statement on Form 8-A  (Registration  No.  000-22915)),  Amendment
                  No. 2 (incorporated  herein by  reference to Exhibit 3.1 to the  Company's  Current  Report on Form 8-K dated
                  December 15, 1999), and Amendment No. 3 (incorporated  by reference herein to Exhibit 3.1 to the Company's
                  Current Report on Form 8-K dated February 20, 2002).

4.3*     --       Form of  certificate  representing  Common Stock  (incorporated  herein by reference to Exhibit 4.1 to the
                  Company's Registration Statement on Form S-1/A (Registration No. 333-29187)).

4.4*     --       Amended and Restated  Incentive  Plan of Carrizo Oil & Gas,  Inc.,  effective  as of February 20, 2000
                  (incorporated herein by reference to Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 2000).

4.5*     --       First  Amendment to the Incentive Plan of Carrizo Oil & Gas,  Inc., as amended and restated,  effective as of May
                  22, 2002  (incorporated  herein by  reference  to Exhibit  10.1 to the  Company's  Quarterly  Report on Form 10-Q
                  for the quarter ended June 30, 2002).

                                       2

4.6*     --       Second Amendment to the Incentive Plan of Carrizo Oil & Gas, Inc., as amended and restated,  effective as of
                  February 18, 2003  (incorporated  herein by reference to Exhibit 10.3 to the Company's Annual Report on Form 10-K
                  for the year ended December 31, 2002).

4.7*     --       Third  Amendment to the Incentive Plan of Carrizo Oil & Gas,  Inc., as amended and restated,  effective as of May
                  23, 2003 (incorporated herein by reference to Appendix A to the Company's Definitive Proxy Statement dated April
                  21,  2003).

4.8      --       Fourth  Amendment to the Incentive Plan of Carrizo Oil & Gas, Inc., as amended and restated,  effective as of May
                  21, 2004.

5        --       Opinion of Baker Botts L.L.P.

23.1     --       Consent of Baker Botts L.L.P. (included in Exhibit 5).

23.2     --       Consent of Ernst & Young LLP

23.3     --       Consent of Ryder Scott Company L.P.

23.4     --       Consent of Fairchild and Wells, Inc.

24       --       Power of Attorney (included on the signature page of this registration statement).

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*        Incorporated herein by reference as indicated.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on June 16, 2004.

                                      CARRIZO OIL & GAS, INC.
                                      (Registrant)

                                      By:  /s/Paul F. Boling
                                           -------------------------
                                           Vice President and Chief Financial
                                           Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below appoints S.P. Johnson IV and Paul F. Boling, and each of them, each of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 9th day of June, 2004.

                       Signature                                         Title

                  /s/S. P. Johnson, IV                  President, Chief Executive Officer and Director
                  -------------------------             (Principal Executive Officer)
                  S.P. Johnson IV

                  /s/Paul F. Boling                     Chief Financial Officer, Vice President,
                  -------------------------             Secretary and Treasurer
                  Paul F. Boling                        Principal Financial and Accounting Officer)

                  /s/Steven A. Webster                  Director
                  -------------------------
                  Steven A. Webster

                                                        Director
                  -------------------------
                  Christopher C. Behrens

                  /s/Douglas A.P. Hamilton              Director
                  -------------------------
                  Douglas A.P. Hamilton

                                                        Director
                  -------------------------
                  Paul B. Loyd, Jr.

                                                        Director
                  -------------------------
                  Bryan R. Martin

                  /s/F. Gardner Parker                  Director
                  -------------------------
                  F. Gardner Parker

                  /s/Roger A. Ramsey                    Director
                  -------------------------
                  Roger A. Ramsey

                  /s/Frank A. Wojtek                    Director
                  -------------------------
                  Frank A. Wojtek

                                INDEX TO EXHIBITS

Exhibit No.                Description
4.1*     --       Amended and Restated  Articles of  Incorporation of the Company  (incorporated  herein by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997).

4.2*     --       Amended and  Restated  Bylaws of the  Company,  as amended by Amendment  No. 1  (incorporated  herein by reference to Exhibit 3.2 to the  Company's  Registration  Statement on Form 8-A  (Registration  No.  000-22915)),  Amendment
                  No. 2 (incorporated  herein by  reference to Exhibit 3.1 to the  Company's  Current  Report on Form 8-K dated
                  December 15, 1999), and Amendment No. 3 (incorporated  by reference herein to Exhibit 3.1 to the Company's
                  Current Report on Form 8-K dated February 20, 2002).

4.3*     --       Form of  certificate  representing  Common Stock  (incorporated  herein by reference to Exhibit 4.1 to the
                  Company's Registration Statement on Form S-1/A (Registration No. 333-29187)).

4.4*     --       Amended and Restated  Incentive  Plan of Carrizo Oil & Gas,  Inc.,  effective  as of February 20, 2000
                  (incorporated herein by reference to Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 2000).

4.5*     --       First  Amendment to the Incentive Plan of Carrizo Oil & Gas,  Inc., as amended and restated,  effective as of May
                  22, 2002  (incorporated  herein by  reference  to Exhibit  10.1 to the  Company's  Quarterly  Report on Form 10-Q
                  for the quarter ended June 30, 2002).

4.6*     --       Second Amendment to the Incentive Plan of Carrizo Oil & Gas, Inc., as amended and restated,  effective as of
                  February 18, 2003  (incorporated  herein by reference to Exhibit 10.3 to the Company's Annual Report on Form 10-K
                  for the year ended December 31, 2002).

4.7*     --       Third Amendment to the Incentive Plan of Carrizo Oil & Gas, Inc., as amended and restated, effective as of May 23,
                  2003 (incorporated herein by reference to Appendix A to the Company's Definitive Proxy   Statement   dated  April
                  21, 2003).

4.8      --       Fourth Amendment to the Incentive Plan of Carrizo Oil & Gas, Inc. effective as of May 21, 2004.

5        --       Opinion of Baker Botts L.L.P.

23.1     --       Consent of Baker Botts L.L.P. (included in Exhibit 5).

23.2     --       Consent of Ernst & Young LLP

23.3     --       Consent of Ryder Scott Company L.P.

23.4     --       Consent of Fairchild and Wells, Inc.

24       --       Power of Attorney (included on the signature page of this registration statement).

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*        Incorporated by reference as indicated.